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                                                                     EXHIBIT 7.1





                                VOTING AGREEMENT


                  This VOTING AGREEMENT ("Agreement") is entered into as of March 17, 1997, by and among the stockholders listed on the signature page hereof (individually, a "Stockholder" and collectively, the "Stockholders") for the benefit of Olympic Cascade Financial Corporation, a Delaware corporation (the "Company"), with respect to the following facts:

                 A. Pursuant to that certain Exchange Agreement and Plan of Reorganization (the "Exchange Agreement"), dated as of February 12, 1997, entered into by and among the Company, L.H. Friend, Weinress, Frankson & Presson, Inc., a California corporation ("LHF"), and the Stockholders, the Stockholders have acquired and are the owners, beneficially and of record, of 250,000 shares of the Company's $.02 par value common stock (the "Common Stock"). All shares of Common Stock held at any time during the term of this Agreement by the Stockholders are referred to collectively as the "Shares."

                 B. Each of the Stockholders will benefit from the consummation of the transactions contemplated by the Exchange Agreement.

                 C. The execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Exchange Agreement.

                 D. As of the date of this Agreement, the number of directors authorized by the Company's charter documents to serve on the Board of Directors (the "Board") may be determined by the Board from time to time and the number of directors currently serving on the Board of Directors is five (5).

                 E. As of the date of this Agreement, there are a total of 953,929 shares of Common Stock outstanding.

                  NOW, THEREFORE, the Stockholders hereby agree as follows:

                          1.  Voting Agreement.
                              ----------------

                                  (a)  Filing of Agreement. Upon execution
                                       -------------------
of this Agreement, a copy of this Agreement will be filed with the corporate secretary of the Company and held at the principal executive office of the Company (which copy shall be open to inspection by any stockholder of the Company daily during business hours).

                                  (b)  Term of Voting Arrangement.  The
                                       --------------------------
voting arrangement set forth in this Agreement will remain in effect until the date two (2) years and six
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(6) months from the date hereof. The period during which this Agreement is in effect is herein referred to as the "Term."

                                  (c) Election of Directors. Each of the
                                      ---------------------
Stockholders hereby agrees, during the Term, to vote all of the Shares owned by such Stockholder (at any meeting of the Company's stockholders or in any action taken by written consent of the Company's stockholders) in favor of the election of the person or persons nominated by the Board as Directors to serve on the Board. In the event that any Stockholder is not able to attend any meeting of stockholders of the Company, such Stockholder shall notify the Board of such fact and shall grant the Board or its designee(s) a proxy to vote such Stockholder's Shares at such meeting in favor of the person or persons nominated by the Board.

                                  (d) Voting of Shares. Except as required by
                                      ----------------
Section 1(c), at all Stockholders' meetings and in connection with all consents of the Stockholders of the Company obtained without a meeting, the Stockholders shall have complete discretion in voting their Shares on any and all matters submitted to the Stockholders of the Company other than the election of Directors of the Company.

                                  (e) No Transfer Limitation. Nothing herein is
                                      ----------------------
intended to or shall prevent any Stockholder from selling or otherwise transferring such Stockholder's Shares, which Shares shall thereafter not be subject to this Agreement.

                          2.  Miscellaneous.
                              -------------

                                  (a) Further Assurances. The parties agree to
                                      ------------------
perform all such acts, including without limitation the execution of documents, as may reasonably be requested by the Board in order to more fully effectuate the purposes of this Agreement.

                                  (b) Consent to Amendments. Except as otherwise
                                      ---------------------
expressly provided in this Agreement, the provisions of this Agreement may be amended only by a writing signed by all parties.

                                  (c) Successors and Assigns. All covenants and
                                      ----------------------
agreements contained in this Agreement by or on behalf of any of the parties will bind and inure to the benefit of the respective successors and assigns of the parties.

                                  (d) Severability. Whenever possible, each
                                      ------------
provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.



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                                  (e) Counterparts. This Agreement may be
                                      ------------
executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together, will constitute one and the same Agreement.

                                  (f) Notices. All notices, demands or other
                                      -------
communications to any party under this Agreement shall be in writing (including facsimile transmission), shall be sent only by facsimile, by certified mail, by nationally recognized courier service or by personal delivery; and shall be given to the Stockholders at the address set forth below each such Stockholder's signature.

All such notices, demands, requests or other communications shall be deemed received on the date of receipt by the recipient if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt (except if sent by facsimile, in which case they will be deemed received upon confirmation of transmission by person or machine). Otherwise, any such notice, demand, request or other communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. A copy of each notice sent to any Stockholder should also be sent to David L. Ficksman, Esq., Loeb & Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California 90017.

                                  (g) Share Ownership. Each of the Stockholders
                                      ---------------
hereby represents and warrants to the Board that (i) such Stockholder is the record and beneficial owner of the number of shares of Common Stock listed under its name on the signature page hereof and (ii) he has the sole right to exercise all voting rights connected with its Shares.

                                  (h) Governing Law. This Agreement shall be
                                      -------------
governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly therein.

                          3.  Termination.  In the event that (i) the
                              -----------
Company or LHF, as the case may be, fails to timely or properly perform any of its material agreements or covenants under (A) the Exchange Agreement, (B) the Investor Rights Agreement (as defined in the Exchange Agreement, or (C) the Employment Agreements (as defined in the Exchange Agreement), and such failure continues for a period of thirty (30) days, or (ii) the Stockholders become entitled to and do elect to declare the entire unpaid principal balance of the Promissory Note (as defined in the Exchange Agreement) together with all accrued interest thereon to be immediately due and payable upon the occurrence of an Event of Default (as defined in the Promissory Note), then, in each case, this Agreement shall, automatically and without any action by the Stockholders, terminate and be of no further force or effect.




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                  IN WITNESS WHEREOF, the undersigned have executed this Voting
Agreement as of the date first above written.

STOCKHOLDERS:


                                          /s/ Larry H. Friend
                                          ------------------------------
                                          Larry H. Friend
                                          Shares Owned (together with Darren
                                          Friend): 100,000 shares

                                          Address:
                                          3333 Michelson Drive, Suite 650
                                          Irvine, California 92612-1686
                                          Fax:  (714) 852-0430


                                          /s/ Darren Friend
                                          ------------------------------
                                          Darren Friend
                                          Shares Owned (together with Larry H.
                                          Friend): 100,000 shares

                                          Address:
                                          3333 Michelson Drive, Suite 650
                                          Irvine, California 92612-1686
                                          Fax:  (714) 852-0430



                                          /s/ Marshall S. Geller
                                          ------------------------------
                                          Marshall S. Geller
                                          Shares Owned: 99,315 shares

                                          Address:
                                          1875 Century Park East, Suite 2200
                                          Los Angeles, California  90067
                                          Fax:  (310) 553-0257






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                                          /s/ Stephen D. Weinress
                                          ------------------------------
                                          Stephen D. Weinress, Trustee of the
                                          Weinress Family Living Trust dated
                                          March 26, 1996
                                          Shares Owned (together with Catherine
                                          M. Weinress): 20,548 shares

                                          Address:
                                          1875 Century Park East, Suite 2200
                                          Los Angeles, California 90067
                                          Fax:  (310) 229-3740


                                          /s/ Catherine M. Weinress
                                          ------------------------------
                                          Catherine M. Weinress, Trustee of
                                          the Weinress Family Living Trust
                                          dated March 26, 1996
                                          Shares Owned (together with Stephen D.
                                          Weinress): 20,548 shares

                                          Address:
                                          1875 Century Park East, Suite 2200
                                          Los Angeles, California 90067
                                          Fax:  (310) 229-3740


                                          /s/ Carl Frankson, Jr.
                                          ------------------------------
                                          Carl Frankson, Jr.
                                          Shares Owned: 13,699 shares

                                          Address:
                                          3333 Michelson Drive, Suite 650
                                          Irvine, California 92612-1686
                                          Fax:  (714) 852-0430





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                                          /s/ Gregory E. Presson
                                          ------------------------------
                                          Gregory E. Presson
                                          Shares Owned: 13,699 shares

                                          Address:
                                          3333 Michelson Drive, Suite 650
                                          Irvine, California 92612-1686
                                          Fax:  (714) 852-0430


                                          /s/ Marjorie E. Goddard
                                          ------------------------------
                                          Marjorie E. Goddard
                                          Shares Owned: 1,370 shares

                                          Address:
                                          1875 Century Park East, Suite 2200
                                          Los Angeles, California 90067
                                          Fax:  (310) 229-3740


                                          /s/ Kenneth L. Fader
                                          ------------------------------
                                          Kenneth L. Fader
                                          Shares Owned: 1,370 shares

                                          Address:
                                          3333 Michelson Drive, Suite 650
                                          Irvine, California 92612-1686
                                          Fax:  (714) 852-0430







                                       S-3